UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2024

Waterstone Financial, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36271	90-1026709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 W Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)
414-761-1000
Registrant’s telephone number, including area code:
Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WSBF	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities and Exchange Act of 1934.

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2024, Waterstone Financial, Inc. announced President and CEO of Waterstone Mortgage Corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with Mr. Jeffrey McGuiness.  The material terms of the employment agreement are summarized below.

●	The employment agreement provides a current term from April 24, 2024, until December 31, 2026 (the "Term").
●	The employment agreement also provides for an annual base salary of $450,000, which shall be reviewed annually.
●	Mr. McGuiness is eligible to receive annual cash bonus compensation pursuant to terms of an incentive compensation plan to be established annually.
●	In April 2024, Mr. McGuiness shall be granted 30,000 options to purchase shares of Waterstone Financial. Inc. stock (the “Stock Options”). The Stock Options shall vest in equal installments of 10,000 Stock Options on December 31 of each year of the Term. The Stock Options shall be incentive stock options to the maximum extent permitted by law and shall otherwise be subject to all terms and conditions of Waterstone Financial, Inc.’s ordinary and customary form of incentive stock option agreement.
●
Mr. McGuiness shall be entitled to participate in Company’s group health/medical, vision and dental insurance plans, and in Company’s 401(k) and other retirement plans available to the same extent as other Company employees.

●
In the event the Agreement terminates his employment for "good reason" or in the event the Company terminates Mr. McGuiness’s employment for any reason other than “good cause,” Mr. McGuiness will be entitled to receive his earned but unpaid base salary as of the date of his termination with the Company, the vested benefits, if any, to which he is entitled as a former employee under the employee benefit plans and a payment equal to one year’s base salary subject to the terms of the agreement and the vesting of the Stock Options shall be accelerated.

●
In the event of Mr. McGuiness’s termination of employment, the Agreement contains provisions which prevent him, for a period of two years following termination of employment, from soliciting business from certain customers of the Company, soliciting certain employees of the Company for other employment, and disclosing the Company’s confidential information.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 of this Current Report on Form 8-K, and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Waterstone Mortgage Corporation and Jeffrey McGuiness

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: April 24, 2024	/s/ William F. Bruss
Name: William F. Bruss
Title: Chief Executive Officer